INTERNATIONAL MONEY EXPRESS, INC. 2020
OMNIBUS EQUITY COMPENSATION PLAN
RESTRICTED STOCK AWARD AGREEMENT
[NON-EMPLOYEE DIRECTOR COMMITTEE CHAIR FEES]

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated __________________, 20___ (the “Date of Grant”), between International Money Express, Inc., a Delaware corporation (the “Company”) and __________________ (“Grantee”), identifies an award made pursuant and subject to the provisions of the Company’s 2020 Omnibus Equity Compensation Plan (the “Plan”), a copy of which has been made available to Grantee. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.          Award. Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company hereby grants Grantee ________shares of Stock, subject to the restrictions and conditions set forth in this Agreement, in consideration of the lead director and or committee chair roles provided for the quarter ending on the Date of Grant in accordance with the Company’s non-employee independent director compensation policy. References in this Agreement to “Restricted Shares” shall mean the shares of Stock granted hereby and any cash, securities, rights or property distributed in respect thereof or issued in exchange therefor (which shall be subject to the same restrictions and provisions as such Restricted Shares). By signing below, Grantee accepts the Restricted Shares and agrees to be bound by the terms and conditions hereof and the Plan.

2.    Vesting. The shares of Stock subject to this Agreement shall vest on the last day of the calendar quarter that includes the Date of Grant, subject to Grantee’s continued service to the Company through such date.

3.    Forfeiture and Termination of Service. No portion of the Restricted Shares underlying this Agreement shall vest after, and any unvested portion of the Restricted Shares shall be forfeited on, the date on which Grantee ceases to provide any services to the Company or any of its Affiliates, unless Grantee ceases to provide services to the Company or any of its Affiliates due to death or disability.

4.           Delivery of Stock. As of the Date of Grant the shares of Stock were posted to an account in Grantee’s name at Merrill Lynch. Delivery of shares of Stock under this Agreement are intended to comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity. The Company shall cause the Restricted Stock to either (i) be issued and a stock certificate or certificates representing the Restricted Stock to be registered in Grantee’s name, or (ii) held in book entry form promptly upon acknowledgement and acceptance of this Agreement. If a stock certificate is issued, it shall be delivered to and held in custody by the Company until the applicable restrictions lapse at the times specified above, or such Restricted Stock is forfeited.

5.    Rights as Stockholder. Grantee shall have the right to vote unvested Stock awarded hereunder. Dividends shall accrue on unvested Stock awarded hereunder and such dividends will be paid to Grantee upon the vesting of such shares.

6. Transferability. The shares of Stock subject to this Agreement may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered before they vest in accordance with Section 3. After the Stock granted hereunder vests in accordance with Section 3, no sale or disposition of such shares shall be made in the absence of an effective registration statement under the Securities Act with respect to such shares unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Securities Act or any other applicable securities laws is first obtained.

7.           Change in Capital Structure. The terms of this Agreement, including the number of shares of Stock subject to this Stock Award shall be adjusted as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

8.           Tax Liability and Withholding. Grantee understands that when the Restricted Shares are vested, Grantee will be obligated to recognize income for Federal, state and local income tax purposes, as applicable, in an amount equal to the Fair Market Value of the Restricted Shares granted hereunder and Grantee is responsible for all tax obligations that arise in connection with such Restricted Shares.

9.    Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan mean the Plan as in effect on the date hereof.

10.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

11.           Grantee Bound by Plan. Grantee hereby acknowledges that a copy of the Plan has been made available to him or her and agrees to be bound by all the terms and provisions thereof. The terms and conditions of the Plan are incorporated into this Agreement by reference to the extent applicable.

12.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors of Grantee and any transferee of Grantee in accordance with Section 6 and the successors of the Company.

13.         Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

14.    Acceptance. Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Shares subject to all of the terms and conditions of the Plan and this Agreement. Grantee acknowledges that there may be adverse tax consequences upon grant or vesting of the Restricted Shares and that Grantee should consult a tax advisor prior to such vesting.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and Grantee has placed his or her signature hereon, effective as of the Date of Grant.

INTERNATIONAL MONEY EXPRESS, INC.

By: ____________________________________
Name:_________
Title:_____________

I hereby accept this Grant and I agree to be bound by the terms of the Plan and this Grant. I further agree that all of the decisions and interpretations of the Company with respect thereto shall be final and binding.

ACCEPTED AND AGREED TO:

By:________________________

Date:________________________